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Exhibit 10.25
                            RETAINER AGREEMENT


	THIS AGREEMENT (the "Agreement") is made and entered into this 26th day of January, 1996, by and between VERTEX INDUSTRIES, INC., a New Jersey corporation ("Vertex") and THE LAW OFFICES OF JEFFREY D. MARKS, ESQ., P.C., a New Jersey professional corporation (the "Law Firm").


                              W I T N E S S E T H:


	WHEREAS, Vertex wishes to retain the services of the Law Firm as its General Counsel for the period February 1, 1996 through January 31, 1997; and

	WHEREAS, the Law Firm wishes to be retained as General Counsel for Vertex for the above-referenced period;

	NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

	1.	COMPENSATION:  Vertex retains and employs the Law Firm for
the period of February 1, 1996 through January 31, 1997, to have charge of the law business of the company in the State of New Jersey, at a compensation of $12,000.00 per year, payable in monthly installments at the beginning of each month.

	2.	STOCK OPTIONS:  Upon signing of this Agreement and as further compensation for providing legal services as General Counsel, Vertex hereby grants Jeffrey D. Marks, Esq., 15,000 non-qualified stock options to purchase 15,000 shares of Vertex Common Stock. Such shares shall be registered with the Securities and Exchange Commission through the filing of an S-8 Registration Statement. Each option shall be exercisable at the price of $.75. The duration of the options shall be for a period of three (3) years from the date of this Agreement. The options shall be 100% vested as of the date of this Agreement.

	3.	SCOPE OF SERVICES:  This retainer will cover office
conferences, Board of Directors' meetings, Shareholders' meetings, drawing and review of ordinary business documents, contracts, deeds, and the like, review of the company's 10-K, 10-Q and preparation of S-8 filings, as well as legal advice to the corporation and its officers when requested. The retainer does not include litigated matters in court, arbitration or before federal or state administrative agencies.
In such cases, the Law Firm shall consult directly with the President of Vertex and/or the Board of Directors when required, to resolve the terms of the Law Firm's retention to handle such matters. The retainer would not include the preparation of filings with the Securities and Exchange
 Commission, other than S-8 Registration Statements. Filing fees for S-8 Registration Statements shall be billed separately.
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	IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


						VERTEX INDUSTRIES, INC.

						BY:  s/Ronald C. Byer

						   RONALD BYER, PRESIDENT


						THE LAW OFFICES OF
						JEFFREY D. MARKS, ESQ., P.C.

						BY: s/Jeffrey D. Marks
						 JEFFREY D. MARKS, ESQ.

JDM/cmr
1/25/96